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                                 EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of FirstSpartan Financial Corp.("Company"), on Form S-3 of our report dated July 24, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended June 30, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Greenville, South Carolina
January 11, 1999